Exhibit 8.1

Advocaten Notarissen Belastingadviseurs

To Elastic B.V. Rijnsburgstraat 11 1059AT Amsterdam

Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 24 September 2018	Wiebe Dijkstra

Our ref. M30739578/1/20673809/opk

Dear Sir/Madam,

Registration of ordinary shares in the Issuer

1	INTRODUCTION

I am acting as Dutch tax adviser to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	DUTCH LAW

This opinion is limited to Dutch law in effect on the date of the opinion. This opinion, and all terms used in it, should be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY

I have examined the following document:

(a)	a copy of the Registration Statement.

4	ASSUMPTIONS

I have made the following assumptions:

(a)	Each copied document conforms to the original and each original is genuine and complete.

(b)	The Registration Statement has been or will be filed with the SEC in the form referred to in this opinion.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

5	OPINION

Based on the document referred to and assumptions made in paragraphs 3 and 4, and subject to any matters not disclosed to me, I am of the following opinion:

5.1	The statements in the Prospectus under the heading “Material Dutch Tax Considerations”, to the extent that they are statements about Dutch Tax law, are correct.

6	RELIANCE

6.1

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2

Each person accepting this opinion agrees, in so accepting, that only De Brauw will have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion in the Exhibit Index under 8.1 in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC issued under it.

Yours sincerely, De Brauw Blackstone Westbroek N.V.
/s/ Wiebe Dijkstra Wiebe Dijkstra

Annex – Definitions

In this opinion:

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Deed of Conversion” means the form deed of conversion and amendment of the articles of association (akte van omzetting en statutenwijziging Elastic B.V. (na omzetting en statutenwijziging genaamd Elastic N.V.)), providing for the conversion of the Issuer into a limited liability company and amendment of the articles of association, as attached to the notice of the Issuer’s board dated 20 September 2018 to the Issuer’s shareholders, including the agenda, convening an extraordinary general meeting of the Issuer to be held on 28 September 2018;

“Dutch law” means the law directly applicable in the Netherlands.

“Dutch Tax” means any tax of any nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities.

“Issuer” means Elastic B.V., a private company with limited liability with seat in Amsterdam, the Netherlands, which upon the execution of the Deed of Conversion will convert into a public company with limited liability, named Elastic N.V., with seat in Amsterdam, the Netherlands, Trade Register number 54655870.

“Prospectus” means the prospectus included in the Registration Statement.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means the newly to be issued ordinary shares (gewone aandelen), nominal amount of EUR 0.01 each, in the capital of the Issuer, to be registered with the SEC pursuant to the Registration.

“Registration Statement” means the registration statement on form S-1 (registration no 333-227191 filed with the SEC on 5 September 2018 as amended as of its effective date) in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

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